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                                                             EXHIBIT (a)(1)(I)




                       JEM LEAR ACQUISITION COMPANY, INC.
                              1501 BELVEDERE ROAD
                           WEST PALM BEACH, FL 33406
                                 July 26, 2002


To the Kiewit Materials Company Stockholders

         Re: Offer to Purchase for Cash of All Outstanding Shares of Kiewit Materials Company at $17.00 Per Share by Jem Lear Acquisition Company, Inc., a Wholly-Owned Subsidiary of Rinker Materials Corporation (the "Offer to Purchase") - STOCKHOLDERS WHO HAVE PLEDGED THEIR KIEWIT MATERIALS SHARES AS COLLATERAL

Dear Stockholder:

         This letter will be important to you only if you have pledged your Kiewit Materials shares as collateral for a loan or other financial reasons. If you have not pledged your Kiewit Materials shares, you may disregard this letter.

         The purpose of this letter is to provide additional assistance in using the "Transmittal Letter" that was provided to you in the mailing dated July 23, 2002. The Transmittal Letter is the blue form in that mailing.

IF YOU HAVE ANY QUESTIONS CONCERNING THE TRANSMITTAL LETTER, PLEASE DIRECT THEM TO D. F. KING (TOLL FREE TELEPHONE 800-549-6746) AND REFER TO THE KIEWIT MATERIALS TENDER OFFER.

         CHECKLIST

         Attached is a checklist that details the steps you should take in completing the Transmittal Letter and tendering your Kiewit Materials shares if you have pledged them.

         STOCK TRANSFER POWER

         As provided in instructions 1, 5 and 13 of the Transmittal Letter, if you have pledged your Kiewit Materials shares and wish to accept the Offer to Purchase, then you must:

         (1) complete and submit the Transmittal Letter (except for those parts that your lender must complete as indicated in the attached checklist) and

         (2)      you must also either:

                  (a)      endorse the reverse side of your share
                           certificate(s) or


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Kiewit Materials Company Stockholders
July 26, 2002
Page 2


                  (b)      execute a separate stock transfer power.

Because your bank presumably has possession of your share certificate(s), it may be easier for you to execute a stock transfer power.

         A form of stock transfer power that you may use is attached.

         Please note that your signature on this stock transfer power must be guaranteed as described in the Transmittal Letter.

         WHERE TO SEND

         If you wish to accept the Offer to Purchase, we recommend that you talk with your bank and make arrangements to send the Transmittal Letter and stock transfer power to your bank. Your bank can then complete its portion of the Transmittal Letter and send it, your stock transfer power and your share certificate(s) as provided in the Offer to Purchase.

         QUESTIONS

         AGAIN, IF YOU HAVE ANY QUESTIONS CONCERNING THIS, PLEASE DIRECT THEM TO D. F. KING (TOLL FREE TELEPHONE 800-549-6746) AND REFER TO THE KIEWIT MATERIALS TENDER OFFER.


                           Thank you very much.

                                    JEM LEAR ACQUISITION COMPANY, INC.


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                          CHECKLIST FOR PLEDGED STOCK

         The following are the steps you should take if you have pledged your Kiewit Materials stock and are tendering your stock pursuant to the Offer to Purchase. "Bank" means the bank or other financial institution or other person to whom you have pledged your stock as collateral.


                                          ITEM                                                                   COMPLETED

1. CALL YOUR BANK. Tell your contact that there is a tender offer for your Kiewit Materials stock and you wish to tender the pledged stock. Get the address of your contact so you can send your tender offer materials to your contact. Confirm with your contact that he or she will help you complete the tender offer process. Get any information you need from your contact as indicated below.

2.      YOUR PART OF THE TRANSMITTAL LETTER.                                                                         --

        - You must fill in the information called for in the box entitled "Description of Shares Tendered" on Page 1.

                           NOTE: You may need to get this information from your Bank.

        -         You must complete and sign as indicated in the box entitled
                  "Important All Stockholders(s) Must Sign Here" on Page 4 -
                  THIS SHOULD BE DONE IN THE PRESENCE OF THE PERSON GUARANTEEING
                  YOUR SIGNATURE

        -         The box on Page 6 entitled "Guarantee of Signature(s)" must
                  (1) be completed by an "eligible institution" and (2) a medallion guarantee must be affixed. See Instruction 1 of the Transmittal Letter.

3.       STOCK TRANSFER POWERS & ENDORSEMENT. You must either:                                                       --

        - Endorse the back of your Stock Certificate(s) AND have your signature on the endorsements guaranteed by an "eligible institution" (See Instruction 1 of the Transmittal Letter) OR

        - Sign (and date) the separate stock transfer power included with this checklist AND have your signature on the stock power guaranteed by an "eligible institution" (See Instruction
                  1 of the Transmittal Letter).

         NOTES: Please print your name under your signature in the space provided. AGAIN, SIGN YOUR CERTIFICATE OR THE STOCK TRANSFER POWER IN
         THE PRESENCE OF THE PERSON "GUARANTEEING" YOUR SIGNATURE.

4.       SEND TO YOUR BANK. You should then send, by insured mail or overnight courier, your completed Transmittal Letter, stock transfer power and envelope addressed to the Depositary (Citibank, NA) to your contact at the Bank.

         -        You should instruct your Bank to complete the Transmittal Letter and forward it, your stock transfer power and your Stock Certificate(s)
                  to the Depositary.

        -         Your Bank must complete the box at the upper left corner of Page 4 of the Transmittal Letter entitled "Special Payment Instructions to be Completed by Pledgees and Others."

        -         Your Bank must complete the box at the upper right corner of Page 4 of the Transmittal Letter entitled "Special Delivery Instructions to be Completed by Pledgees and Others."

        -         Your Bank must complete and sign the box on Page 5 of the Transmittal
                  Letter entitled "Special Section to be Completed by Pledgees of Shares."

         NOTE: The Transmittal Letter will provide that payment will be made directly to the Bank. You should make arrangements with your Bank about what to do with the excess (if any) of any funds over the amount necessary to pay off your loan to
         the Bank.                                                                                                   --


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                              STOCK TRANSFER POWER
                           WITH RESPECT TO SHARES OF
                            KIEWIT MATERIALS COMPANY

         FOR VALUE RECEIVED, the undersigned: (a) hereby sells, conveys, assigns and transfers unto Jem Lear Acquisition Company, Inc., a Delaware corporation, and its successors and assigns, all shares of the $0.01 par value common stock of Kiewit Materials Company, a Delaware corporation (the "Corporation"), standing in the undersigned's name on the books of the Corporation and represented by certificate or certificates that are delivered herewith, and (b) hereby irrevocably appoints any officer, employee or agent of the Corporation as his or her attorney to transfer such shares on the books of the Corporation with full powers of substitution in the premises.

         This instrument is in addition to, and not in limitation of, the undersigned's agreements in a Transmittal Letter To Tender Shares of Common Stock of Kiewit Materials Company Pursuant to the Offer to Purchase Dated July 23, 2002 to Jem Lear Acquisition Company, Inc., a wholly owned subsidiary of Rinker Materials Corporation, executed by the undersigned.

         DULY EXECUTED AND DELIVERED on                                 , 2002.
                                        ----------------------- -------


                                    Print Name:
                                               --------------------------------


         SIGNATURE(S) GUARANTEED--USE SPACE BELOW. The above signature(s) must be guaranteed by an eligible institution (such as a broker or dealer that is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a financial institution that is a participant in the Securities Transfer Agents Medallion Program) by affixing the appropriate stamp and signature in the space below: